SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 26, 2007 (March 20, 2007)
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-7940	76-0466193
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition or Assets.
           On March 20, 2007, Goodrich Petroleum Corporation (the “Company”) and Malloy Energy Company, L.L.C., a New York limited liability company (“Malloy,” and collectively with the Company, the “Sellers”) closed the sale of substantially all of Sellers’ assets in South Louisiana to Hilcorp Energy, L.L.P., a Texas limited partnership (“Hilcorp”) pursuant to the Purchase and Sale Agreement dated January 12, 2007 between the Sellers and Hilcorp (the “Purchase and Sale Agreement”). The Chairman of the Company’s Board of Directors, Mr. Patrick E. Malloy, III, is the President and controlling stockholder of Malloy. The entry into the Purchase and Sale Agreement was previously disclosed in the Company’s Current Report on Form 8-K dated January 19, 2007 (the “January 19, 2007 Current Report”).
           The total consideration paid by Hilcorp for the Company’s share of the assets was approximately $77 million. A detailed description of the assets sold to Hilcorp can be found in the Purchase and Sale Agreement, which was filed as Exhibit 10.1 to the Company’s January 19, 2007 Current Report, and this description is qualified in its entirety by reference to such exhibit.
          The Company issued a press release on March 21, 2007, to announce the closing of the previously announced sale of substantially all of the Company’s South Louisiana assets. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.
Item 9.01. Financial Statements and Other Exhibits
     (b) Pro Forma Financial Information
          Unaudited pro forma financial information of Goodrich Petroleum Corporation to give effect to the sale of substantially all of our South Louisiana assets is included in this report as pages 4 through 8.
•	Condensed Consolidated Balance Sheet as of December 31, 2006

•	Condensed Consolidated Statement of Operations for the Year ended December 31, 2006

•	Condensed Consolidated Statement of Operations for the Year ended December 31, 2005

•	Condensed Consolidated Statement of Operations for the Year ended December 31, 2004
     (d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 21, 2007.

GOODRICH PETROLEUM CORPORATION
Introduction to the Unaudited Pro Forma Financial Statements
     The following unaudited pro forma condensed consolidated financial statements of Goodrich Petroleum Corporation (the “Company”) adjust the historical financial statements of the Company for the disposition of substantially all of the Company’s South Louisiana assets. The disposition closed on March 20, 2007.
     The historical condensed consolidated financial information of the Company set forth below has been derived from the historical audited condensed consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2006.
     The unaudited pro forma condensed consolidated statements presented do not purport to represent what the results of operations or financial position of the Company would actually have been had the disposition occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The adjustments are directly attributable to the disposition and are expected to have a continuing impact on the financial position and results of operations of the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial information have been made.
     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and related notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2006.

GOODRICH PETROLEUM CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2006

		Pro Forma
(Thousands of dollars)	As Reported	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$6,184	$52,539	(a)	$58,723
Fair value of oil and gas derivatives	13,419	—		13,419
Other current assets	21,567	(8,389	) (b)	13,178

Total current assets	41,170	44,150		85,320
Property and Equipment:
Total property and equipment	577,129	(131,703	) (b)	445,426
Less: Accumulated depletion, depreciation and amortization	(156,509)	62,735	(b)	(93,774)

Net property and equipment	420,620	(68,968)		351,652
Other assets:
Deferred tax asset	9,705	(701	) (c)	9,004
Other assets	7,769	(2,039	) (b)	5,730

Total other assets	17,474	(2,740)		14,734

Total assets	$479,264	$(27,558)		$451,706

Liabilities and Stockholders’ Equity
Total current liabilities	$63,337	$(3,782	) (b)	$59,555
Long term-debt	201,500	(26,500	) (a)	175,000
Accrued abandonment costs	9,294	(6,100	) (b)	3,194

Total liabilities	274,131	(36,382)		237,749

Stockholders’ Equity:
Series B convertible preferred stock-$1.00 par value	2,250	—		2,250
Common stock-$0.20 par value	5,049	—		5,049
Additional paid in capital	213,666	—		213,666
Retained deficit	(14,571)	7,523		(7,048)
Accumulated other comprehensive gain (loss)	(1,261)	1,301	(c)	40

Total stockholders’ equity	205,133	8,824		213,957

Total liabilities and stockholders’ equity	$479,264	$(27,558)		$451,706

(a)	To adjust for the receipt of approximately $77 million in cash received from Hilcorp at closing which was used to pay off outstanding balances on our Senior Credit Facility revolver ($26.5 million) with the excess of $50.5 million reflected as an adjustment to our cash balance. Cash also includes restricted cash related to our South Louisiana assets sold to Hilcorp.

(b)	To eliminate the assets and liabilities attributable to our South Louisiana assets sold to Hilcorp.

(c)	To eliminate the effects of derivative instruments assigned to our South Louisiana assets sold to Hilcorp.

GOODRICH PETROLEUM CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
Year Ended December 31, 2006

		Pro Forma
(Thousands of dollars)	As Reported	Adjustments		Pro Forma
Total Revenues	$116,154	$(41,073	) (a)	$75,081

Operating Expenses:
Lease operating expense	21,877	(9,056	) (a)	12,821
Production taxes	5,993	(3,380	) (a)	2,613
Transportation	4,013	—		4,013
Depreciation, depletion and amortization	52,642	(15,163	) (a)	37,479
Exploration	15,058	(905	) (a)	14,153
Impairment of oil and gas properties	24,790	—		24,790
General and administrative	17,223	—		17,223
(Gain) loss on sale of assets	(23)	—		(23)
Other	1,709	(1,709	) (a)	—

Total Operating Expenses	143,282	(30,213)		113,069

Operating Income (loss)	(27,128)	(10,860)		(37,988)

Other income (expense):

Interest expense	(7,845)	5,775	(b)	(2,070)

Gain (loss) on derivatives not qualifying for hedge accounting	38,128	(38,128	) (c)	—

Loss on early extinguishment of debt	(612)	612	(b)	—

	29,671	(31,741)		(2,070)

Income (loss) from continuing operations before income taxes	2,543	(42,601)		(40,058)
Income tax (expense) benefit	(904)	14,910	(d)	14,006

Net earnings (loss) from continuing operations	$1,639	$(27,691)		$(26,052)

Basic earnings per common share from continuing operations	$0.07			$(1.04)
Diluted earnings per common share from continuing operations	$0.06			$(1.04)

(a)	To eliminate the revenues and direct operating expenses for our South Louisiana assets sold to Hilcorp.

(b)	To adjust interest expense to give effect to the repayment of a portion of our outstanding credit facilities using the approximate $77 million in proceeds from the sale of our South Louisiana assets to Hilcorp. Also, to eliminate the loss on early extinguishment of debt considering the receipt of proceeds from the sale.

(c)	To adjust for the changes in fair value of derivative instruments that did not qualify for cash flow hedge accounting treatment, but which were designated as economic hedges of oil and gas production from our South Louisiana assets sold to Hilcorp.

(d)	To adjust income tax expense for the effects of the pro forma adjustments based on the federal statutory tax rate of 35%.

GOODRICH PETROLEUM CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
Year Ended December 31, 2005

		Pro Forma
(Thousands of dollars)	As Reported	Adjustments		Pro Forma
Total Revenues	$69,403	$(33,350	) (a)	$36,053

Operating Expenses:
Lease operating expense	9,931	(5,892	) (a)	4,039
Production taxes	4,053	(3,491	) (a)	562
Transportation	558	—		558
Depreciation, depletion and amortization	25,563	(13,062	) (a)	12,501
Exploration	6,867	(227	) (a)	6,640
Impairment of oil and gas properties	340	—		340
General and administrative	8,622	—		8,622
(Gain) loss on sale of assets	(235)	—		(235)
Other	512	(422	) (a)	90

Total Operating Expenses	56,211	(23,094)		33,117

Operating Income (loss)	13,192	(10,256)		2,936

Other income (expense):

Interest expense	(2,359)	2,359	(b)	—

Gain (loss) on derivatives not qualifying for hedge accounting	(37,680)	37,680	(c)	—

	(40,039)	40,039		—

Income (loss) from continuing operations before income taxes	(26,847)	29,783		2,936
Income tax (expense) benefit	9,397	(10,424	) (d)	(1,027)

Net earnings (loss) from continuing operations	$(17,450)	$19,359		$1,909

Basic earnings per common share from continuing operations	$(0.75)			$0.08
Diluted earnings per common share from continuing operations	$(0.75)			$0.08

(a)	To eliminate the revenues and direct operating expenses for our South Louisiana assets sold to Hilcorp.

(b)	To adjust interest expense to give effect to the repayment of a portion of our outstanding credit facilities using the approximate $77 million in proceeds from the sale of our South Louisiana assets to Hilcorp.

(c)	To adjust for the changes in fair value of derivative instruments that did not qualify for cash flow hedge accounting treatment, but which were designated as economic hedges of oil and gas production from our South Louisiana assets sold to Hilcorp.

(d)	To adjust income tax expense for the effects of the pro forma adjustments based on the federal statutory tax rate of 35%.

GOODRICH PETROLEUM CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
Year Ended December 31, 2004

		Pro Forma
(Thousands of dollars)	As Reported	Adjustments		Pro Forma
Total Revenues	$45,012	$(37,952	) (a)	$7,060

Operating Expenses:
Lease operating expense	7,402	(6,786	) (a)	616
Production taxes	3,105	(2,701	) (a)	404
Transportation	—	—		—
Depreciation, depletion and amortization	11,562	(9,550	) (a)	2,012
Exploration	4,426	(24	) (a)	4,402
Impairment of oil and gas properties	—	—		—
General and administrative	5,821	—		5,821
(Gain) loss on sale of assets	(50)	—		(50)
Other	—	—		—

Total Operating Expenses	32,266	(19,061)		13,205

Operating Income (loss)	12,746	(18,891)		(6,145)

Other income (expense):

Interest expense	(1,110)	1,110	(b)	—

Gain (loss) on derivatives not qualifying for hedge accounting	2,317	(2,317	) (c)	—
Gain on litigation judgment	2,118	(2,118	) (e)	—

	3,325	(3,325)		—

Income (loss) from continuing operations before income taxes	16,071	(22,216)		(6,145)
Income tax (expense) benefit	1,707	7,775	(d)	9,482

Net earnings (loss) from continuing operations	$17,778	$(14,441)		$3,337

Basic earnings per common share from continuing operations	$0.91			$0.17
Diluted earnings per common share from continuing operations	$0.87			$0.16

(a)	To eliminate the revenues and direct operating expenses for our South Louisiana assets sold to Hilltop.

(b)	To adjust interest expense to give effect to the repayment of a portion of our outstanding credit facilities using the approximate $77 million in proceeds from the sale of our South Louisiana assets to Hilcorp.

(c)	To adjust for the changes in fair value of derivative instruments that did not qualify for cash flow hedge accounting treatment, but which were designated as economic hedges of oil and gas production from our South Louisiana assets sold to Hilcorp.

(d)	To adjust income tax expense for the effects of the pro forma adjustments based on the federal statutory tax rate of 35%.

(e)	To eliminate the gain on litigation judgment related to our South Louisiana assets sold to Hilcorp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: March 26, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 21, 2007.